Exhibit 1

December 24, 2014

Bertelsmann Asia Investments AG

Attn: Rose-Marie Mülli, Bertelsmann Asia Investments AG

RE: Extension of Promissory Note dated December 7, 2011

Dear Ms. Mülli:

As we have discussed, this letter agreement and each of its exhibits (collectively, this “Letter Agreement”) dated December 24, 2014 (“Effective Date”), is in reference to:

(a) the Promissory Note dated December 7, 2011 (the “Note”), for the original principal aggregate amount of US$28,917,300 issued by CHAMPION SHINE TRADING LIMITED, a business company registered in the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“CST”), and CHAMPION EDUCATION HOLDINGS LIMITED, a business company registered in the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“CEH” and together with CST, the “Makers”), in favor of BERTELSMANN ASIA INVESTMENTS AG, a limited liability company organized under the laws of Switzerland (the “Holder”); and

(b) the Securities Purchase Agreement, dated as of October 26, 2011, by and among the Holder and each of the Makers, pursuant to which the Holder sold to the Makers 16,268,523 ordinary shares of CHINA DISTANCE EDUCATION HOLDINGS LIMITED, a company organized under the laws of the Cayman Islands (the “Company”), of which 1,750,000 of such ordinary shares are represented by 437,500 American Depository Shares of the Company (“ADS”), in exchange for the Note.

The purpose of this Letter Agreement is to: (a) extend the maturity date of the Note consistent with, and subject to, the terms set forth in this Letter Agreement; and (b) amend the Note and the following related transaction documents referenced herein to reflect the terms of this Letter Agreement (collectively with this Letter Agreement and the Note, the “Transaction Documents”):

(i) Deed of Share Charge, dated as of October 26, 2011 (the “Deed”), issued by the Makers in favor of the Holder;

(ii) Letter agreement, dated as of October 26, 2011 (the “2011 Letter”), issued by Zhu Zhengdong, a citizen of the People’s Republic of China (ID No. 320102196806142439) (“Zhu”) and Yin Baohong, a citizen of the People’s Republic of China (ID No. 320102196710242849) (“Yin”, and together with Zhu, the “Shareholders”) in favor of the Holder;

(iii) Escrow Letter, dated as of December 6, 2011 (the “Escrow Letter”), issued by the Tian Yuan Law Firm in favor of the Holder; and

(iv) Schedule 13D/A, as amended (“Schedule 13D”), prepared by the Holder with respect to the Company.

For good and valuable consideration, the receipt of which is hereby acknowledged by the parties by their signature below, each of the undersigned parties hereby agree as follows:

1. Contingent upon the Holder’s receipt of a fully executed copy of this Letter Agreement (including fully executed copies of all exhibits attached thereto from the Makers and the Shareholders), the parties acknowledge and agree that the Note hereby is amended to reflect the following terms, and that the Makers shall execute the related exhibit to this Letter Agreement (Amendment No. 1 to the Note attached hereto as Exhibit A) to reflect such amendment:

(a) In the first paragraph of the Note, the Maturity Date (as defined in the Note) shall be extended from November 29, 2014 to November 29, 2015.

(b) In the second paragraph of the Note, the sentence “[t]his Note is non-interest bearing” shall be deleted and replaced with the following:

“The outstanding principal and accrued but unpaid interest under this Note shall bear simple interest at the rate of 20% per annum beginning November 29, 2014 which shall accrue from day to day on the basis of a 365-day year for the actual number of days in such period.”

(c) The definition of an Event of Default shall include the breach or violation by the Makers or the Shareholders of the terms and conditions of this Letter Agreement.

2. The parties acknowledge and agree that the Deed and the 2011 Letter hereby are amended to reflect the following terms, and that the Makers and Shareholders shall execute or have executed the related exhibits to this Letter Agreement (Amendment No. 1 to the Deed attached hereto as Exhibit B, Amendment No. 1 to the 2011 Letter attached hereto as Exhibit C, and Escrow Letter in substantially the form attached hereto as Exhibit D) to reflect such amendment:

(a) The definition of “Charged Shares” in Section 1.1 of the Deed shall be amended to include 48,805,569 Shares originally charged to the Holder (which, following the conversion, shall be represented by 12,201,392 ADSs and upon such conversion, such ADSs shall be deemed to be part of the Charged Shares). Prior to the execution of this Letter Agreement, the Makers and the Shareholders shall (i) have undertaken to timely deliver to the Holder possession of the original Stock Certificates representing the Charged Shares (whether or not in ADS form) accompanied with duly executed stock powers in favor of the Holder, including without limitation, signed but undated instruments of transfer with the “medallion signature guarantee” (collectively, “Stock Certificates”) and (ii) irrevocably appoint the Holder and every delegate of the Holder as their attorney, on their behalf and in their names or otherwise, in such manner as the attorney may reasonably think fit, upon the Holder’s enforcement of the Deed, to do anything which they are obliged to do but fail to do in effectuating the transfer of title of the Charged Shares to the Holder. Each of the Makers and the Shareholders shall: (x) comply with all applicable laws in connection with the foregoing; (y) execute, deliver and perform each of their respective obligations under any and all escrow documents requested by the Holder to reflect the foregoing with an escrow agent that is approved in advance in writing by the Holder, including, without limitation, the Escrow Letter in substantially the form attached hereto as Exhibit D, and the Shareholders shall pay 50% of any escrow fees incurred therewith; and (z) take such other actions requested by Holder or the escrow agent to consummate the transactions contemplated hereby, including, without limitation, delivery to Holder of the Stock Certificates, the signed but undated instruction letter from the Company instructing the depository agent to transfer the title of the Charged Shares (in their ADS form) in substantially the form attached hereto as Exhibit E (“Transfer Instructions”), and the signed but undated request for conversion of restricted to unrestricted ADSs in substantially the form attached hereto as Exhibit F and any related legal opinions to be delivered therewith (collectively, the “Conversion Instructions”). The power of attorney in this paragraph, and the power of attorney set forth in the other sections in the Letter Agreement, shall automatically terminate upon the full payment of the Notes, all accrued interest and any other amount owing to the Holder.

(b) The Shareholders shall also, at their sole cost and expense (and the Makers shall at their sole cost and expense take all actions requested by Holder with respect to the following): (i) as soon as practicable, deliver to the Holder the Stock Certificates representing the Charged Shares in their ADS form to the Holder or its designee to the extent not previously delivered to the Holder prior to the Effective Date; and (ii) complete the conversion of 50% of the ordinary shares of the Company that are Charged Shares into ADSs no later than 30 days from the date hereof and initiate the conversion of the balance of the ordinary shares of the Company that are Charged Shares into ADSs no later than 45 days from the date hereof, provided that 100% of the ordinary shares of the Company that are Charged Shares shall be converted into ADSs within 90 days from the date hereof or such failure to convert such shares shall constitute an Event of Default. Without limiting the foregoing, the Shareholders shall, at their sole cost and expense (and the Makers shall at their sole cost and expense take all actions requested by Holder with respect to the following): (w) take all actions requested by Holder to facilitate the delivery of the original stock certificates to Deutsche Bank Hong Kong AG or such other custodian or depository agent designed by Holder (“Custodian”) as the custodian if requested by Holder) the original Stock Certificates representing the ordinary shares of the Company that are Charged Shares which shall then be converted in the name of “Deutsche Bank Trust Company Americas”; (x) execute and deliver to Holder (and/or deliver to Custodian if requested by Holder) the form of restricted issuance instructions and a copy of the applicable W-9/W-8-BEN in substantially the form attached hereto as Exhibit G; (y) execute and deliver to Custodian (via next day delivery, e-mail and/or facsimile as requested by Holder and Custodian) the Conversion Instructions; and (z) instruct Custodian, and if both requested by Holder and agreed by Custodian, enter into a three-party agreement with Custodian and Holder providing that, the certificates representing the ADSs contain a restrictive legend prohibiting the sale of the ADSs and/or the conversion of such ADSs from restricted to unrestricted status without the Holder’s prior written consent. Notwithstanding the foregoing, in no event shall the conversion of such ordinary shares be deemed to be a release of such shares from the Deed, and such ADSs shall be deemed to be part of the Charged Shares immediately upon such conversion without any further action by the parties.

(c) The definition of “Proceeds” in Section 1.1 of the Deed shall be amended to include all dividends (including cash dividends) or other distribution (whether in shares or other property) and all sale proceeds. The Holder shall be entitled to receive any and all dividends (including cash or stock dividends) that are authorized, declared and/or distributed with respect to the Charged Shares from the Effective Date until the date that the Note (including principal and accrued but unpaid interest) is paid or discharged in full by the Makers, and the Makers and the Shareholders hereby appoint the Holder and every delegate of the Holder as their attorney, on their behalf and in their name or otherwise, to complete the assignment of their right to receive dividends in respect the Charged Shares and when so required, to sign any and all documents and to notify any parties necessary to effectuate such assignment.

(d) The Makers and the Shareholders hereby acknowledge, represent, warrant and covenant: (i) that any and all dividends of the Charged Shares shall be remitted directly to the Holder to be used to pay down the Note, where such payment shall be applied first to reduce the interest accrued to the date of the payment and second to reduce the outstanding principal under the Note; (ii) to direct the Company’s depository agent, transfer agent, and any third party responsible for the distribution of such dividends to comply with the foregoing, and wire transfer such proceeds within three business days of receipt in accordance with the wire transfer instructions attached hereto as Exhibit H (“Wire Transfer Instructions”); (iii) that they shall not distribute any dividends relating to the Charged Shares to the Makers and the Shareholders until the outstanding principal and accrued but outstanding interest under the Note shall be fully satisfied and discharged; (iv) to the extent that they have voting power over the Charged Shares as a shareholder or in their capacity as a director, they shall vote in favor of all dividends and distributions effected in compliance with this paragraph to the extent consistent with their fiduciary duties and applicable law; and (v) they shall execute irrevocable written instructions and such other documents requested by the Holder and the Company’s depository agent, transfer agent, and other third parties responsible for the distribution of dividends to comply with the foregoing.

(e) Neither the Makers nor the Shareholders may transfer, cancel, pledge, encumber, sell, offer for sale or assign any Charged Shares in the Company (including, without limitation, any warrants, options, notes or securities convertible or exchangeable into any equity in the Company) or any rights, preferences and obligations relating to the foregoing without the Holder’s prior written consent.

(f) Provided that the Shareholders provide to the Holder a written notice no less than two weeks before the contemplated sale, the Shareholders may sell the Charged Shares on the express conditions that (i) no more than one-third (1/3) of the balance of the Charged Shares are sold at any given time, (ii) any and all proceeds from such sale are remitted directly to the Holder to be used to pay down the Note, where such proceeds shall be applied first to reduce the interest accrued to the date of the payment and second to reduce the outstanding principal under the Note, (iii) the Shareholders conduct such sale in accordance with the Company’s charter documents and all applicable laws and regulations, including, without limitation those promulgated by the SEC and applicable securities exchanges, (iv) the Holder has received irrevocable instructions in favor of the Holder and such other evidence satisfactory to the Holder from all applicable third parties (including, without limitation, the transferee, transfer agent and the escrow agent) that such proceeds shall be remitted directly to the Holder, and (v) the Holder has been appointed by the Makers and the Shareholders as their attorney, on their behalf and in their name or otherwise, to complete the assignment of their right to receive the proceeds from such sale and if so required, to sign any and all documents and to notify any parties necessary to effectuate such assignment. Subject to the Makers and the Shareholders having fully complied with the foregoing in connection with the sale of such Charged Shares, Holder may release such Charged Shares from the Deed solely in order to effectuate the transactions contemplated above; provided, however, if the sale of such Charged Shares is not consummated for whatever reason before September 30, 2015, such Charged Shares will no longer be considered as “released” and the Shareholders may not sell any of the Charged Shares thereafter without the prior written consent of the Holder. Without limiting the foregoing, any breach of this paragraph shall be deemed to be an Event of Default and a breach of this Letter Agreement, the Note and the Deed, and immediately entitle Holder to all rights and remedies under this Letter Agreement, the Note, the Deed and applicable law, including, without limitation, foreclosure of the Charged Shares in ADS form.

(g) The Charged Shares shall be fully released upon all of the Secured Obligations having been satisfied, waived or terminated. For avoidance of doubt, the Security shall be released from the Charge within five business days after the full payment of the outstanding balance of all Notes.

(h) The Holder will use commercially reasonable efforts to assist the Makers and the Shareholders at the Makers’ and Shareholders’ sole cost and expense to the extent that the Makers and the Shareholders desire to assign the Charged Shares into one holding company approved in advance in writing by the Holder.

(i) Upon an Event of Default, the Makers shall at their sole cost and expense, take all actions requested by the Holder to vest sole ownership of the Charged Shares to the Holder free and clear of any and all liens and encumbrances, including, without limitation, granting to the Holder the sole power to: (i) convert the Charged Shares into ADSs; (ii) take full possession of the original Stock Certificates representing the Charged Shares (whether or not such Charged Shares are ordinary shares of the Company or ADSs); (iii) require the Makers and the Shareholders to execute and deliver to Holder (and/or execute on behalf of the Makers and Shareholders) the Conversion Instructions or such other written instructions requesting the Custodian of the Charged Shares to process the conversion of such Charged Shares from restricted to unrestricted status and (iv) require the Makers and the Shareholders to execute and deliver to Holder (and/or execute on behalf of the Makers and Shareholders) the Transfer Instructions or such other instructions to convert, sell and transfer such converted Charged Shares in accordance with the Holder’s broker delivery details requested by the Holder at its sole discretion.

(j) each of the Makers and the Shareholders hereby: (i) shall take, at their sole cost and expense, any and all actions requested by the Holder to effectuate the foregoing actions set forth in subsections (a) through (i) above; and (ii) waives all applicable defenses to the Holder’s enforcement of the foregoing to the fullest extent permitted by law.

3. In the event that all or any portion of the Note is not timely paid in full by the Maturity Date, then: (a) the Holder shall be entitled to pursue any and all remedies set forth in the Transaction Documents or otherwise to recover and collect such amounts, and reserves all rights and remedies related thereto (including, without limitation, injunctive relief); and (b) the Makers and the Shareholders shall be solely liable for, and shall jointly and severally indemnify the Holder and its officers, directors, shareholders, partners, employees, agents and representatives against, any and all claims, damages, costs, fees, expenses and attorneys’ fees incurred by the Holder to recover and collect such amounts and enforce its rights and remedies under the Transaction Documents. Any breach or violation of this Letter Agreement shall be deemed an Event of Default (as defined in the Note) under the Note and shall also be deemed to be a material breach under the remaining Transaction Documents.

4. Each of the Makers and the Shareholders hereby represents, warrants and covenants that: (a) such party has full power and authority to execute and bind such party to its obligations under this Letter Agreement, and that this Letter Agreement is fully binding and enforceable upon such party; (b) the Letter Agreement does not violate any agreement or obligation to which such party is a party or any law, order or judgment applicable to such party; (c) a true, accurate and complete list of all of the ADSs beneficially owned, directly or indirectly, by each Maker and Shareholder is attached as Schedule 1 of this Letter Agreement; (d) the Makers and Shareholders have good and valid title to the Charged Shares (as such term is amended herein), and such Charged Shares are fully paid, non-assessable, fully transferable, and 100% beneficially owned by the Makers and/or Shareholders free and clear of all liens, charges, mortgages, pledges or encumbrances of any manner except those in favor of the Holder; and (e) such party shall take any and all actions requested by the Holder to effectuate the intent of this Letter Agreement, including, without limitation, (i) complying with all requests by governmental authorities, transfer agents, escrow agents and securities exchanges to effectuate the transactions contemplated in this Letter Agreement, (ii) identifying a third party satisfactory to the Holder to serve as escrow agent under the Security Documents (as defined in the Escrow Letter) and obtaining an updated Escrow Letter from legal counsel satisfactory to the Holder; and (iii) promptly providing to the Holder the necessary information requested under the amended Schedule 13D (if required) that is in the Company’s possession or control in order to ensure the Holder’s timely, accurate and complete filing of such document with the SEC.

5. This Letter Agreement may be executed in one or more fax, e-mail or original counterparts, any one of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same agreement. If any provision of this Letter Agreement is held by a court of law to be illegal, invalid or unenforceable, that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and the legality, validity and enforceability of the remaining provisions of this Letter Agreement shall not be affected or impaired thereby. Except as expressly set forth in this Letter Agreement, nothing in this Letter Agreement shall serve to amend, alter or waive the rights of the Holder, or reduce or relieve the liability or obligations owed to the Holder, with respect to the agreements, commitments, understandings and undertakings between Holder and any Maker and/or Shareholder. Each of the Makers and Shareholders shall pay, reimburse and jointly and severally indemnify the Holder and its officers, directors, shareholders, partners, employees, agents and representatives for any and all claims, damages, costs, fees, expenses and attorneys’ fees incurred by the Holder in connection with the Holder’s defense and enforcement of this Letter Agreement. Each of the Makers and Shareholders shall pay all their own costs and expenses in connection with the preparation and finalization of this Letter Agreement. This Letter Agreement shall be governed by, and construed in accordance with, Sections 8 (Notices) and 9 (Miscellaneous) of the Deed. In the event of any conflicts between the terms and conditions of this Letter Agreement and the Transaction Documents, the terms and conditions of this Letter Agreement shall govern and prevail.

By your signature below, each of the undersigned parties acknowledges and agrees to the terms of this Letter Agreement. In addition, Zhu and Yin hereby represent and warrant that this Letter Agreement is signed by the undersigned under hand and seal as a deed.

BERTELSMANN ASIA INVESTMENTS AG
By:
Name:	Erich A. Kalt / Rose-Marie Mülli
Title:	Authorised signatories

CHAMPION EDUCATION HOLDINGS LIMITED

By:
Zhu Zhengdong Director

CHAMPION SHINE TRADING LIMITED

By:
Zhu Zhengdong Director

ZHU ZHENGDONG SIGNED, SEALED AND DELIVERED BY ZHU ZHENGDONG IN THE PRESENCE OF:

YIN BAOHONG SIGNED, SEALED AND DELIVERED BY YIN BAOHONG IN THE PRESENCE OF:

[SIGNATURE PAGE TO LETTER AGREEMENT]

EXHIBIT A

AMENDMENT NO. 1 TO PROMISSORY NOTE

For good and valuable consideration, the receipt of which is acknowledged by each of the undersigned parties, this Amendment No. 1 (this “Amendment”) dated December    , 2014 hereby amends the Promissory Note dated December 6, 2011 (the “Note”), for the original principal aggregate amount of US$28,917,300 issued by CHAMPION SHINE TRADING LIMITED, a business company registered in the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“CST”), and CHAMPION EDUCATION HOLDINGS LIMITED, a business company registered in the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“CEH” and together CST, the “Makers”), in favor of BERTELSMANN ASIA INVESTMENTS AG, a limited liability company organized under the laws of Switzerland (the “Holder”), as follows:

1. In the first paragraph of the Note, the Maturity Date (as defined in the Note) shall be extended from November 29, 2014 to November 29, 2015.

2. In the second paragraph of the Note, the sentence “[t]his Note is non-interest bearing” shall be deleted and replaced with the following:

“The outstanding principal and accrued but unpaid interest under this Note shall bear simple interest at the rate of 20% per annum beginning November 29, 2014 which shall accrue from day to day on the basis of a 365-day year for the actual number of days in such period.”

3. The definition of an Event of Default shall include the breach or violation by the Makers, Zhu Zhengdong, a citizen of the People’s Republic of China (ID No. 320102196806142439), and/or Yin Baohong, a citizen of the People’s Republic of China (ID No. 320102196710242849) of the terms and conditions of the Letter Agreement, dated as of December    , 2014 (“Letter Agreement”), by and among the Holder, the Makers, and the other parties signatory thereto.

Except as expressly set forth above or in the Letter Agreement, the foregoing constitutes the entirety of the parties’ amendments to the Note since the original execution of the Note. This Amendment shall become effective pursuant to and subject to the terms and conditions of the Letter Agreement, and nothing in this document shall serve as a waiver or amendment of any provision of the Note. The parties acknowledge and agree that the Note shall remain in full force and effect pursuant to its terms on and after the date hereof, and the Note, the Letter Agreement and this Amendment shall collectively constitute the entire agreement of the parties and supersede and replace any prior or contemporaneous oral or written agreements and understandings with regard to the subject matter hereof and thereof.

Acknowledged to and agreed as of this    day of            .

BERTELSMANN ASIA INVESTMENTS AG

By:
Name: Title:

CHAMPION EDUCATION HOLDINGS LIMITED

By:
Zhu Zhengdong Director

CHAMPION SHINE TRADING LIMITED

By:
Zhu Zhengdong Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE PROMISSORY NOTE]

EXHIBIT B

AMENDMENT NO. 1 TO DEED

For good and valuable consideration, the receipt of which is acknowledged by each of the undersigned parties, this Amendment No. 1 (this “Amendment”) dated December     , 2014 (the “Effective Date”) hereby amends the Deed of Share Charge dated October 26, 2011 (the “Deed”), by and among CHAMPION SHINE TRADING LIMITED, a business company registered in the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Champion Shine”), and CHAMPION EDUCATION HOLDINGS LIMITED, a business company registered in the British Virgin Islands with its registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Champion Education” and together with Champion Shine, the “Chargors” or “Makers”), in favor of BERTELSMANN ASIA INVESTMENTS AG, a limited liability company organized under the laws of Switzerland (“Secured Party” or “BAI” or “Holder”), as follows:

(a) The definition of “Charged Shares” in Section 1.1 of the Deed shall be amended to include 48,805,569 Shares originally charged to the Secured Party (which, following the conversion, shall be represented by 12,201,392 American Depository Shares (“ADSs”) and upon such conversion, such ADSs shall be deemed to be part of the Charged Shares). Prior to the execution of this Amendment, the Chargors shall (i) have undertaken to timely deliver to the Secured Party possession of the original Stock Certificates representing the Charged Shares (whether or not in ADS form) accompanied with duly executed stock powers in favor of the Secured Party, including without limitation, signed but undated instruments of transfer with the “medallion signature guarantee” (collectively, “Stock Certificates”) and (ii) irrevocably appoint the Secured Party and every delegate of the Secured Party as their attorney, on their behalf and in their names or otherwise, in such manner as the attorney may reasonably think fit, upon the Secured Party’s enforcement of the Deed, to do anything which they are obliged to do but fail to do in effectuating the transfer of title of the Charged Shares to the Secured Party. Each of the Chargors shall: (x) comply with all applicable laws in connection with the foregoing; (y) execute, deliver and perform each of their respective obligations under any and all escrow documents requested by the Secured Party to reflect the foregoing with an escrow agent that is approved in advance in writing by the Secured Party, including, without limitation, the Escrow Letter in substantially the form attached hereto as Exhibit A, and the Shareholders shall pay 50% of any escrow fees incurred therewith; and (z) take such other actions requested by the Secured Party or the escrow agent to consummate the transactions contemplated hereby, including, without limitation, delivery of the Stock Certificates, and the signed but undated instruction letter from the Company instructing the depository agent to transfer the title of the Charged Shares (in their ADS form) in substantially the form attached hereto as Exhibit B (“Transfer Instructions”), and the signed but undated request for conversion of restricted to unrestricted ADSs in substantially the form attached hereto as Exhibit C and any related legal opinions to be delivered therewith (collectively, the “Conversion Instructions”). The power of attorney granted hereunder shall automatically terminate upon the full payment of the Notes, all accrued interest and any other amount owing to the Secured Party.

(b) The Chargors shall at their sole cost and expense take all actions requested by Secured Party with respect to the following: (i) as soon as practicable, deliver to the Secured Party the Stock Certificates representing the Charged Shares in their ADS form to the Secured Party or its designee to the extent not previously delivered to the Secured Party prior to the Effective Date; and (ii) complete the conversion of 50% of the ordinary shares of the Company that are Charged Shares into ADSs no later than 30 days from the date hereof and initiate the conversion of the balance of the ordinary shares of the Company that are Charged Shares into ADSs no later than 45 days from the date hereof, provided that 100% of the ordinary shares of the Company that are Charged Shares shall be converted into ADSs within 90 days from the date hereof or such failure to convert such shares shall constitute an Event of Default. Without limiting the foregoing, the Shareholders shall, at their sole cost and expense (and the Chargors shall at their sole cost and expense take all actions requested by Secured Party with respect to the following): (w) take all actions requested by Holder to facilitate the delivery of the original stock certificates to Deutsche Bank Hong Kong AG or such other custodian or depository agent designed by Holder (“Custodian”) as the custodian if requested by Holder) the original Stock Certificates representing the ordinary shares of the Company that are Charged Shares which shall then be converted in the name of “Deutsche Bank Trust Company Americas”; (x) execute and deliver to Secured Party (and/or deliver to Custodian if requested by Secured Party) the form of restricted issuance instructions and a copy of the applicable W-9/W-8BEN in form and substance satisfactory to Secured Party and Custodian; (y) execute and deliver to Custodian (via next day delivery, e-mail and/or facsimile as requested by Secured Party and Custodian) the Conversion Instructions to convert such ordinary shares; and (z) instruct Custodian, and if both requested by Secured Party and agreed by Custodian, enter into a three-party agreement with Custodian and Secured Party providing that, the certificates representing the ADSs contain a restrictive legend prohibiting the sale of the ADSs and/or the conversion of such ADSs from restricted to unrestricted status without the Secured Party’s prior written consent. Notwithstanding the foregoing, in no event shall the conversion of such ordinary shares be deemed to be a release of such shares from the Deed, and such ADSs shall be deemed to be part of the Charged Shares immediately upon such conversion without any further action by the parties.

(c) The definition of “Proceeds” in Section 1.1 of the Deed shall be amended to include all dividends (including cash dividends) or other distribution (whether in shares or other property) and all sale proceeds. The Secured Party shall be entitled to receive any and all dividends (including cash or stock dividends) that are authorized, declared and/or distributed with respect to the Charged Shares from the Effective Date until the date that the Note (including principal and accrued but unpaid interest) is paid or discharged in full by the Chargors, and the Chargors hereby appoint the Secured Party and every delegate of the Secured Party as their attorney, on their behalf and in their name or otherwise, to complete the assignment of their right to receive dividends in respect the Charged Shares and when so required, to sign any and all documents and to notify any parties necessary to effectuate such assignment.

(d) The Chargors hereby acknowledge, represent, warrant and covenant: (i) that any and all dividends of the Charged Shares shall be remitted directly to the Secured Party to be used to pay down the Note, where such payment shall be applied first to reduce the interest accrued to the date of the payment and second to reduce the outstanding principal under the Note; (ii) to direct the Company’s depository agent, transfer agent, and any third party responsible for the distribution of such dividends to comply with the foregoing, and wire transfer such proceeds within three business days of receipt in accordance with the wire transfer instructions attached hereto as Exhibit D (“Wire Transfer Instructions”); (iii) that they shall not distribute any dividends relating to the Charged Shares to the Chargors and the Shareholders until the outstanding principal and accrued but outstanding interest under the Note shall be fully satisfied and discharged; (iv) to the extent that they have voting power over the Charged Shares as a shareholder or in their capacity as a director, they shall vote in favor of all dividends and distributions effected in compliance with this paragraph to the extent consistent with their fiduciary duties and applicable law; and (v) they shall execute irrevocable written instructions and such other documents requested by the Secured Party and the Company’s depository agent, transfer agent, and other third parties responsible for the distribution of dividends to comply with the foregoing.

(e) Neither the Chargors nor the Shareholders may transfer, cancel, pledge, encumber, sell, offer for sale or assign any Charged Shares in the Company (including, without limitation, any warrants, options, notes or securities convertible or exchangeable into any equity in the Company) or any rights, preferences and obligations relating to the foregoing without the Secured Party’s prior written consent.

(f) Provide that the Shareholders provide to the Secured Party a written notice no less than two weeks before the contemplated sale, the Shareholders may sell the Charged Shares on the express conditions that (i) no more than one-third (1/3) of the balance of the Charged Shares are sold at any given time, (ii) any and all proceeds from such sale are remitted directly to the Secured Party to be used to pay down the Note, where such proceeds shall be applied first to reduce the interest accrued to the date of the payment and second to reduce the outstanding principal under the Note, (iii) the Shareholders conduct such sale in accordance with the Company’s charter documents and all applicable laws and regulations, including, without limitation those promulgated by the SEC and applicable securities exchanges, (iv) the Secured Party has received irrevocable instructions in favor of the Secured Party and such other evidence satisfactory to the Secured Party from all applicable third parties (including, without limitation, the transferee, transfer agent and the escrow agent) that such proceeds shall be remitted directly to the Secured Party, and (v) the Secured Party has been appointed by the Chargors and the Shareholders as their attorney, on their behalf and in their name or otherwise, to complete the assignment of their right to receive the proceeds from such sale and if so required, to sign any and all documents and to notify any parties necessary to effectuate such assignment. Subject to the Chargors and the Shareholders having fully complied with the foregoing in connection with the sale of such Charged Shares, Secured Party may release such Charged Shares from the Deed solely in order to effectuate the transactions contemplated above; provided, however, if the sale of such Charged Shares is not consummated for whatever reason before September 30, 2015, such Charged Shares will no longer be considered as “released” and the Shareholders may not sell any of the Charged Shares thereafter without the prior written consent of the Holder. Without limiting the foregoing, any breach of this paragraph shall be deemed to be an Event of Default and a breach of the Amendment, the Note and the Deed, and immediately entitle Holder to all rights and remedies under the Amendment, the Note, the Deed and applicable law, including, without limitation, foreclosure of the Charged Shares in ADS form.

(g) The Charged Shares shall be fully released upon all of the Secured Obligations having been satisfied, waived or terminated. For avoidance of doubt, the Security shall be released from the Charge within five business days after the full payment of the outstanding balance of all Notes.

(h) The Secured Party will use commercially reasonable efforts to assist the Chargors and the Shareholders at the Chargors’ and Shareholders’ sole cost and expense to the extent that the Chargors and the Shareholders desire to assign the Charged Shares into one holding company approved in advance in writing by the Secured Party.

(i) Upon an Event of Default, the Chargors shall at their sole cost and expense, take all actions requested by the Secured Party to vest sole ownership of the Charged Shares to the Secured Party free and clear of any and all liens and encumbrances, including, without limitation, granting to the Secured Party the sole power to: (i) convert the Charged Shares into ADSs; (ii) take full possession of the original Stock Certificates representing the Charged Shares (whether or not such Charged Shares are ordinary shares of the Company or ADSs); (iii) require the Chargors and the Shareholders to execute and deliver to the Secured Party (and/or execute on behalf of the Chargors and Shareholders) the Conversion Instructions or such other written instructions requesting the Custodian of the Charged Shares to process the conversion of such Charged Shares from restricted to unrestricted status and (iv) require the Chargors and the Shareholders to execute and deliver to the Secured Party (and/or execute on behalf of the Chargors and Shareholders) the Transfer Instructions or such other instructions to convert, sell and transfer such converted Charged Shares in accordance with the Secured Party’s broker delivery details requested by the Secured Party at its sole discretion.

(j) each of the Chargors and the Shareholders hereby: (i) shall take, at their sole cost and expense, any and all actions requested by the Secured Party to effectuate the foregoing actions set forth in subsections (a) through (i) above; and (ii) waives all applicable defenses to the Secured Party’s enforcement of the foregoing to the fullest extent permitted by law.

Except as expressly set forth above or in the Letter Agreement executed concurrently with this Amendment by and among the undersigned parties and the other parties signatory thereto (the “Letter Agreement”), the foregoing constitutes the entirety of the parties’ amendments to the Deed since the original execution of the Deed. This Amendment shall become effective pursuant to and subject to the terms and conditions of the Letter Agreement, and nothing in this document shall serve as a waiver or amendment of any provision of the Deed. The parties acknowledge and agree that the Deed shall remain in full force and effect pursuant to its terms on and after the date hereof, and the Deed, the Letter Agreement and this Amendment shall collectively constitute the entire agreement of the parties and supersede and replace any prior or contemporaneous oral or written agreements and understandings with regard to the subject matter hereof and thereof.

Acknowledged to and agreed as of this    day of            .

BERTELSMANN ASIA INVESTMENTS AG

By:
Name: Title:

CHAMPION EDUCATION HOLDINGS LIMITED

By:
Zhu Zhengdong Director

CHAMPION SHINE TRADING LIMITED

By:
Zhu Zhengdong Director

ZHU ZHENGDONG SIGNED, SEALED AND DELIVERED BY ZHU ZHENGDONG IN THE PRESENCE OF:

YIN BAOHONG SIGNED, SEALED AND DELIVERED BY YIN BAOHONG IN THE PRESENCE OF:

[SIGNATURE PAGE TO AMENDMENT NO. 1 OF THE DEED OF SHARE CHARGE]

EXHIBIT C

AMENDMENT NO. 1 TO LETTER AGREEMENT DATED OCTOBER 26, 2011

For good and valuable consideration, the receipt of which is acknowledged by each of the undersigned parties, this Amendment No. 1 (this “Amendment”) dated December     , 2014 (the “Effective Date”) hereby amends the Letter Agreement dated October 26, 2011 (the “2011 Letter”), executed by Zhu Zhengdong, a citizen of the People’s Republic of China (ID No. 320102196806142439) (“Zhu”), and/or Yin Baohong, a citizen of the People’s Republic of China (ID No. 320102196710242849) (“Yin”, and together with Zhu, the “Shareholders”), in favor of BERTELSMANN ASIA INVESTMENTS AG, a limited liability company organized under the laws of Switzerland (“BAI” or “Holder” or “Secured Party”), as follows:

1. The definition of “Charged Shares” in Section 1.1 of the Deed (as defined in the 2011 Letter) shall be amended to include 48,805,569 Shares originally charged to BAI (which, following the conversion, shall be represented by 12,201,392 American Depository Shares (“ADSs”) and upon such conversion, such ADSs shall be deemed to be part of the Charged Shares). Prior to the execution of this Amendment, the Shareholders shall (i) have undertaken to timely deliver to BAI possession of the original Stock Certificates representing the Charged Shares (whether or not in ADS form) accompanied with duly executed stock powers in favor of BAI, including without limitation, signed but undated instruments of transfer with the “medallion signature guarantee” (collectively, “Stock Certificates”) and (ii) irrevocably appoint BAI and every delegate of BAI as their attorney, on their behalf and in their names or otherwise, in such manner as the attorney may reasonably think fit, upon BAI’s enforcement of the Deed, to do anything which they are obliged to do but fail to do in effectuating the transfer of title of the Charged Shares to BAI. Each of the Shareholders shall: (x) comply with all applicable laws in connection with the foregoing; (y) execute, deliver and perform each of their respective obligations under any and all escrow documents requested by BAI to reflect the foregoing with an escrow agent that is approved in advance in writing by BAI, including, without limitation, the Escrow Letter in substantially the form attached hereto as Exhibit D, and the Shareholders shall pay 50% of any escrow fees incurred therewith; and (z) take such other actions requested by BAI or the escrow agent to consummate the transactions contemplated hereby, including, without limitation, delivery of the Stock Certificates, and the signed but undated instruction letter from the Company instructing the depository agent to transfer the title of the Charged Shares (in their ADS form) in substantially the form attached hereto as Exhibit E (“Transfer Instructions”), and the signed but undated request for conversion of restricted to unrestricted ADSs in substantially the form attached hereto as Exhibit F and any related legal opinions to be delivered therewith (collectively, the “Conversion Instructions”). The power of attorney set forth hereunder shall automatically terminate upon the full payment of the Notes, all accrued interest and any other amount owing to BAI.

2. The Shareholders shall also, at their sole cost and expense: (i) as soon as practicable, deliver to BAI the Stock Certificates representing the Charged Shares in their ADS form to BAI or its designee to the extent not previously delivered to BAI prior to the Effective Date; and (ii) complete the conversion of 50% of the ordinary shares of the Company that are Charged Shares into ADSs no later than 30 days from the date hereof and initiate the conversion of the balance of the ordinary shares of the Company that are Charged Shares into ADSs no later than 45 days from the date hereof, provided that 100% of the ordinary shares of the Company that are Charged Shares shall be converted into ADSs within 90 days from the date hereof or such failure to convert such shares shall constitute an Event of Default. Without limiting the foregoing, the Shareholders shall, at their sole cost and expense: (w) take all actions requested by BAI to facilitate the delivery of the original stock certificates to Deutsche Bank Hong Kong AG or such other custodian or depository agent designed by Holder (“Custodian”) as the custodian if requested by BAI) the original Stock Certificates representing the ordinary shares of the Company that are Charged Shares which shall then be converted in the name of “Deutsche Bank Trust Company Americas”; (x) execute and deliver to BAI (and/or deliver to Custodian if requested by BAI) the form of restricted issuance instructions and a copy of the applicable W-9/W-8BEN in form and substance satisfactory to BAI and Custodian; (y) execute and deliver to Custodian (via next day delivery, e-mail and/or facsimile as requested by BAI and Custodian) the Conversion Instructions; and (z) instruct Custodian, and if both requested by Holder and agreed by Custodian, enter into a three-party agreement with Custodian and BAI providing that, the certificates representing the ADSs contain a restrictive legend prohibiting the sale of the ADSs and/or the conversion of such ADSs from restricted to unrestricted status without BAI’s prior written consent. Notwithstanding the foregoing, in no event shall the conversion of such ordinary shares be deemed to be a release of such shares from the Deed, and such ADSs shall be deemed to be part of the Charged Shares immediately upon such conversion without any further action by the parties.

3. Each of the Shareholders hereby acknowledges, represents, warrants and covenants: (i) that any and all dividends of the Charged Shares shall be remitted directly to BAI to be used to pay down the Note, where such payment shall be applied first to reduce the interest accrued to the date of the payment and second to reduce the outstanding principal under the Note; (ii) to direct the Company’s depository agent, transfer agent, and any third party responsible for the distribution of such dividends to comply with the foregoing, and wire transfer such proceeds within three business days of receipt in accordance with the wire transfer instructions attached hereto as Exhibit D (“Wire Transfer Instructions”); (iii) that they shall not distribute any dividends relating to the Charged Shares to the Purchasers and the Shareholders until the outstanding principal and accrued but outstanding interest under the Note shall be fully satisfied and discharged; (iv) to the extent that they have voting power over the Charged Shares as a shareholder or in their capacity as a director, they shall vote in favor of all dividends and distributions effected in compliance with this paragraph to the extent consistent with their fiduciary duties and applicable law; and (v) they shall execute irrevocable written instructions and such other documents requested by BAI and the Company’s depository agent, transfer agent, and other third parties responsible for the distribution of dividends to comply with the foregoing.

4. None of the Shareholders may transfer, cancel, pledge, encumber, sell, offer for sale or assign any Charged Shares in the Company (including, without limitation, any warrants, options, notes or securities convertible or exchangeable into any equity in the Company) or any rights, preferences and obligations relating to the foregoing without BAI’s prior written consent.

5. Provided that the Shareholders provide to BAI a written notice no less than two weeks before the contemplated sale, the Shareholders may sell the Charged Shares on the express conditions that (i) no more than one-third (1/3) of the balance of the Charged Shares are sold at any given time, (ii) any and all proceeds from such sale are remitted directly to BAI to be used to pay down the Note, where such proceeds shall be applied first to reduce the interest accrued to the date of the payment and second to reduce the outstanding principal under the Note, (iii) the Shareholders conduct such sale in accordance with the Company’s charter documents and all applicable laws and regulations, including, without limitation those promulgated by the SEC and applicable securities exchanges, (iv) BAI has received irrevocable instructions in favor of BAI and such other evidence satisfactory to BAI from all applicable third parties (including, without limitation, the transferee, transfer agent and the escrow agent) that such proceeds shall be remitted directly to BAI, and (v) BAI has been appointed by the Purchasers and the Shareholders as their attorney, on their behalf and in their name or otherwise, to complete the assignment of their right to receive the proceeds from such sale and if so required, to sign any and all documents and to notify any parties necessary to effectuate such assignment. Without limiting the foregoing, the Shareholders shall if requested by BAI: (v) deliver to BAI and/or Custodian the original Stock Certificate for the ADSs representing the portion of the Charged Shares to be converted into unrestricted ADSs; (w) execute and deliver to BAI and/or Custodian the Transfer Instructions with a medallion signature guarantee in form and substance satisfactory to BAI and Custodian; (x) execute and deliver a request for conversion from restricted to unrestricted ADS in form and substance satisfactory to BAI and Custodian; (y) execute and deliver to Custodian (via next day delivery, e-mail and/or facsimile as requested by BAI and Custodian) the Conversion Instructions to convert such ADSs from restricted to unrestricted status; and (z) upon conversion of such ADS from restricted to unrestricted status, assist BAI and Custodian to convert and deliver the ADS pursuant to written instructions specified by BAI that may require, among other things, that the selling broker agree as a condition precedent to the sale of such ADSs to deliver all sale proceeds from such sale of the ADSs to BAI’s designated bank account. Subject to the Shareholders having fully complied with the foregoing in connection with the sale of such Charged Shares, BAI may release such Charged Shares from the Deed solely in order to effectuate the transactions contemplated above; provided, however, if the sale of such Charged Shares is not consummated for whatever reason before September 30, 2015, such Charged Shares will no longer be considered as “released” and the Shareholders may not sell any of the Charged Shares thereafter without the prior written consent of the Holder. Without limiting the foregoing, any breach of this paragraph shall be deemed to be an Event of Default and a breach of this Amendment, the 2011 Letter, the Note and the Deed, and immediately entitle Holder to all rights and remedies under this Amendment, the 2011 Letter, the Note, the Deed and applicable law, including, without limitation, foreclosure of the Charged Shares in ADS form.

6. The Charged Shares shall be fully released upon all of the Secured Obligations having been satisfied, waived or terminated. For avoidance of doubt, the Security shall be released from the Charge within five business days after the full payment of the outstanding balance of all Notes.

7. BAI will use commercially reasonable efforts to assist the Shareholders at the Shareholders’ sole cost and expense to the extent that the Shareholders desire to assign the Charged Shares into one holding company approved in advance in writing by BAI.

8. Upon an Event of Default, the Shareholders shall at their sole cost and expense, take all actions requested by BAI to vest sole ownership of the Charged Shares to BAI free and clear of any and all liens and encumbrances, including, without limitation, granting to BAI the sole power to: (i) convert the Charged Shares into ADSs; (ii) take full possession of the original Stock Certificates representing the Charged Shares (whether or not such Charged Shares are ordinary shares of the Company or ADSs); (iii) require the Shareholders to execute and deliver to BAI (and/or execute on behalf of the Shareholders) the Conversion Instructions or such other written instructions requesting the Custodian of the Charged Shares to process the conversion of such Charged Shares from restricted to unrestricted status; and (iv) require the Shareholders to execute and deliver to BAI (and/or execute on behalf of the Shareholders) the Transfer Instructions or such other instructions to convert, sell and transfer such converted Charged Shares in accordance with BAI’s broker delivery details requested by BAI at its sole discretion.

9. Each of the Shareholders hereby: (i) shall take, at their sole cost and expense, any and all actions requested by BAI to effectuate the foregoing actions set forth in sections (1) through (8) above; and (iii) waives all applicable defenses to BAI’s enforcement of the foregoing to the fullest extent permitted by law.

Except as expressly set forth above or in the Letter Agreement executed concurrently with this Amendment by and among the undersigned parties and the other parties signatory thereto (the “Letter Agreement”), the foregoing constitutes the entirety of the parties’ amendments to the 2011 Letter since the original execution of the 2011 Letter. This Amendment shall become effective pursuant to and subject to the terms and conditions of the Letter Agreement, and nothing in this document shall serve as a waiver or amendment of any provision of the 2011 Letter. The parties acknowledge and agree that the 2011 Letter shall remain in full force and effect pursuant to its terms on and after the date hereof, and the 2011 Letter, the Letter Agreement and this Amendment shall collectively constitute the entire agreement of the parties and supersede and replace any prior or contemporaneous oral or written agreements and understandings with regard to the subject matter hereof and thereof.

Acknowledged to and agreed as of this      day of             .

ZHU ZHENGDONG
SIGNED, SEALED AND DELIVERED BY ZHU
ZHENGDONG IN THE PRESENCE OF:

YIN BAOHONG
SIGNED, SEALED AND DELIVERED BY YIN
BAOHONG IN THE PRESENCE OF:

[SIGNATURE PAGE TO AMENDMENT NO. 1 OF 2011 LETTER AGREEMENT]

EXHIBIT D

FORM OF ESCROW LETTER

ESCROW LETTER

From:	Zhong Lun Law Firm (“we” or “Zhonglun”)

To:	Bertelsmann Asia Investments AG (“BAI”)
Attn: Rose-Marie Mülli, Bertelsmann Asia Investments AG

with a copy to:
Attn: Christine Sun
Unit 2804-2805, SK Tower
6A Jianguomenwai Avenue, Chaoyang District
Beijing 100022, China

Date:	December , 2014

Dear Sirs,

Deed of Share Charge over shares in China Distance Education Holdings Limited (“CDEL”) dated as of 26 October 2011, as amended by Amendment No. 1 to the Deed of Share Charge dated as of December    , 2014, given by Champion Shine Trading Limited (“Champion Shine”) and Champion Education Holdings Limited (“Champion Education”) in favour of BAI (the “Share Charge”)

We refer to the Share Charge.

Unless otherwise stated, terms defined in the Share Charge shall where the context permits have the same meanings when used herein.

We hereby acknowledge and confirm our receipt the following documents (the “Security Documents”) and our appointment by the Chargors as their escrow agent to hold the Security Documents pursuant to this letter:

1.	The certificate representing 46,396,800 Shares held by Champion Education;

2.	[The certificate representing [ ] of which 2,408,769 Shares held by Champion Shine are Charged Shares];

3.	Duly completed, executed and undated instrument of transfer with respect to 802,923 Shares held by Champion Shine;

4.	Duly completed, executed and undated instrument of transfer with respect to 15,465,600 Shares held by Champion Education;

5.	A signed and undated letter of direction from Mr. Zhu Zhengdong as a director of CDEL directing the registered agent of CDEL to transfer the relevant Charged Shares from the applicable Chargor to the Secured Party;

6.	A signed and undated wire transfer instruction given by Champion Education and addressed to CDEL regarding the payment of dividends to the bank account designated by BAI;

7.	A signed and undated wire transfer instruction given by Champion Shine and addressed to CDEL regarding the payment of dividends to the bank account designated by BAI;

8.	[The certificate representing the [ ] ADS held by Champion Shine];

9.	[A signed but undated instruction from CDEL instructing Deutsche Bank process the conversion of the Charged Shares to the form of ADS];

10.	[A signed and undated request signed by Champion Shine/Education for conversion from restricted to unrestricted ADS]; and

11.	[A signed and undated instrument of transfer signed by Mr. Zhu on behalf of Champion Shine/Champion Education with the “medallion signature guarantee”].

We hereby undertake to you that we will release the Security Documents upon service by BAI on Zhonglun of a notice in the form set out in Appendix A (the “Release Notice”), duly signed by BAI, if and when BAI enforces the Charge in accordance with the terms and conditions of the Share Charge.

Yours faithfully,

For and on behalf of Zhong Lun Law Firm

APPENDIX A

FORM OF RELEASE NOTICE

Date:

To:	[Escrow Agent]

Dear Sirs,

Escrow Letter dated December [    ], 2015 (the “Letter”)

We refer to the Letter. Terms herein have the same meanings as the terms in the Letter.

Please accept this letter as the Release Notice. You are hereby instructed to release the following Security Documents held by you:-

to BAI:-

(a)	the Stock Certificates representing [*] shares in CDEL issued in the name of [Champion Shine] [Champion Education] [Zhu Zhengdong] [Yin Baohong]; and

(b)	the executed and undated instrument of transfer in respect of [*] shares in CDEL held by [Champion Shine] [Champion Education] [Zhu Zhengdong] [Yin Baohong]; and

(c)	the signed and undated letter of direction signed Mr. Zhu Zhengdong as a director of CDEL directing the registered agent of CDEL to transfer the relevant Charged Shares from the applicable Chargor to BAI.

Yours faithfully,
For and on behalf of Bertelsmann Asia Investments AG

EXHIBIT E

FORM OF TRANSFER INSTRUCTIONS

EXHIBIT F

FORM OF WRITTEN INSTRUCTIONS FOR CONVERSION

Request for Conversion from Restricted ADSs to Unrestricted ADSs

Deutsche Bank Trust Company Americas

60 Wall Street

New York, NY 1005

Attn: ADR Department

Fax: +1-732-544-6346

Attn: ADR Department

Email: adr@db.com

[COMPANY]	Deutsche Bank AG, Hong Kong (the “Custodian”)
[ADDRESS] Attention: [CONTACT NAME]	Deutsche Bank AG, Hong Kong Branch Level 57, International Commerce Center 1 Austin Road West, Kowloon, Hong Kong Attn: Teddy Chan / Lorraine Chau Fax: +852-2203-7801

Dear Sirs

REQUEST FOR CONVERSION (“REQUEST FOR CONVERSION”) OF AMERICAN DEPOSITARY SHARES (“ADSs”) OF [COMPANY] (THE “COMPANY”), ISSUED UNDER THE ADR PROGRAM OF THE COMPANY (“ADR PROGRAM”), FROM RESTRICTED ADSs INTO UNRESTRICTED ADSs

Reference is made to the deposit agreement dated as of [            ] among the Company, Deutsche Bank Trust Company Americas, as depositary bank (the “Depositary”) and all holders from time to time of ADRs issued thereunder (the “Deposit Agreement”). Unless otherwise specified, terms used herein but not otherwise defined shall have the meaning set forth in the Deposit Agreement.

The undersigned has heretofore deposited the number of shares of the Company, as set forth in Schedule A attached hereto, (the “Shares”) into the ADR Program and has received Restricted ADSs representing such Shares. The undersigned proposes to sell such ADSs pursuant to Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and, in connection with such sale hereby confirms to you as follows:

The undersigned or, if applicable, the person(s) on whose behalf the Shares have been deposited against the issuance of ADSs (each such person(s), a “beneficial owner”), is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company (i.e., an “Affiliate”, as such term is defined in the Securities Act.

The undersigned hereby represents, warrants and certifies to you that:

(1)	The undersigned and any beneficial owner:

(i)	is or are currently able to sell the ADSs pursuant to Rule 144 promulgated under the Securities Act, and at the time of any sale of the ADSs for the account of the undersigned or any beneficial owner, the number of ADSs and/or shares of the Company sold by the undersigned or for the undersigned’s account, and by or for the account of any person whose sales are required by paragraph (a)(2) and paragraph (e)(3) of Rule 144 to be aggregated with sales by or for the undersigned, will not exceed the amounts permitted by Rule 144(e);

(ii)	with respect to each sale of part or all of the ADSs, will comply, and the registered broker-dealer which executes the order to sell the ADSs will comply with, all of the requirements of Rule 144 applicable to such sale; and

(iii)	has provided the Depositary and the Company and its transfer agent/share registrar with documentation or such other information required by any of them, which may include, but is not limited to, legal opinions and representation letters, prior to requesting the Company to provide instructions to the Depositary to remove the restrictions applicable to the ADSs.

(2)	The undersigned does not know or have any reason to believe that the Company has not complied with the current public information requirements contained in Rule 144(c).

(3)	Neither the undersigned nor any beneficial owner is aware of any material information with regard to the Company which has not been publicly disclosed, or the ADSs are to be sold under a 10b5-l sales plan in accordance with Rule 10b5-l(c) of the United States Securities Exchange Act of 1934, as amended.

(4)	If the undersigned or any beneficial owner is an employee of the Company and bound by the Company’s insider trading policy or some other policy dealing with the offer or sale of securities, any offer or sale of the Shares, in the form of ADSs, will be conducted in compliance with such policies.

(5)	(A)	All preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised by the undersigned and/or the beneficial owner(s), as applicable,

	(B)	The Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim,

	(C)	The Shares have not been stripped of any rights or entitlements, and

	(D)	The Shares are not subject to any lock-up agreement with the Company or other party, or any other contractual restrictions on transfer thereof.

(6)	The undersigned acknowledges that the certifications, representations and warranties herein shall survive any subsequent withdrawal of the Shares from the ADR Program and any transfer of the ADSs representing such Shares.

The undersigned all times agrees to indemnify and hold harmless Deutsche Bank Trust Company Americas, its custodian, agents, representatives, employees and affiliates, and each of their successors and assigns, against all losses and/or damages to it by reason hereof and/or by reason of breach of the above certifications and/or acknowledgments.

This Request for Conversion is governed under the laws of the State of New York.

Dated:                , 20

Yours faithfully

Signature:

Print Name:

Address:

Telephone:

E-mail Address:

For and on behalf of

ADS holder (beneficial owner) name (in English):

Acknowledged and agreed:

[COMPANY]

Signature:

Print Name:

Title:

SCHEDULE A

DELIVERY INSTRUCTIONS: (* are mandatory field)

1. Name of Beneficial Owner to receive ADSs (English)*:

2. Address of Beneficial Owner to receive ADSs (English):

3. Name of Beneficial Owner of Restricted ADSs* :

4. Number of Deposited Shares*:

5. Number of Restricted ADSs issued representing the Deposited Shares:

6. Number of Restricted ADSs to be Converted into Unrestricted ADSs*:

7. Delivery instructions for the ADRs representing the ADSs to be issued:

7.1. ADS Receiving Broker:

a) DTC Broker Name*:

b) DTC Broker’s Participant Account with DTC *:

c) DTC Broker Contact Name:

d) DTC Broker Contact Tel No/email:

e) Beneficial Owner’s Account with DTC Broker*:

OR

e) Local Broker Name (have account with DTC Broker)*:

Local Broker Sub-Account with DTC Broker*:

Local Broker Contact Name:

Local Broker Contact Tel No/email:

7.2. ADS Delivering Party:

Name:	Deutsche Bank Trust Company Americas
DTC Account: #2655

For any ADS settlement inquiries, please contact CustodianTCA Broker Desk:

Tel: +1-212-250-9100 (New York) / +44-207-547-6500 (London)

Email: adr@db.com

8.	ADS CONVERSION FEES AND PAYMENT INSTRUCTIONS:

The fee payable to CustodianTCA for ADS conversions is US $0.05 per ADS plus wiring fees. Payments must be received by CustodianTCA in full amount prior to the conversion, in accordance with the following instructions:

Deutsche Bank Trust Company Americas

BIC: BKTRUS33ADR

ABA#  021001033

A/C#    01419647

A/C:     Corporate Trust

Re* :    [Issuer Name] ADR Conversion for [shareholder’s name] – [number of ADS] ADSs

Important Notes:

•	Fields marked with “*” in this Schedule A are mandatory. Any missing/incomplete/incorrect information in these regards may cause a delay or failure of the ADS conversion and delivery.

•	Beneficial Owner to receive ADSs is the party who receives ADSs via a DTC broker directly or indirectly via a local broker who has account with a DTC broker.

•	Name of Beneficial Owner of Restricted ADSs is the party (generally an affiliate) who beneficially owns the Restricted ADSs, which are registered in the name of the Company.

•	If a Beneficial Owner will receive ADSs through a local broker who in turn has an account with a DTC broker, then the information on local broker name and local broker sub-account with the DTC broker are mandatory.

•	Reference Message in ADS Fee payment instruction: please remember to ask your remitting bank to put Reference Message in the ADS fee payment instruction, following the below sample format. A missing action in this regard may cause a delay in the ADS delivery

Re: [Issuer Name] ADR Conversion for [shareholder’s name] – [number of ADS] ADSs

•	Pre-advice to DTC Broker about the incoming ADSs: The party requesting this ADS conversion shall, either directly or through its local broker, pre-advise the DTC Broker about the ADSs to be delivered by CustodianTCA for this ADS conversion. A missing action in this regard may cause the DTC Broker’s “rejection” to receive, and a consequent delay in, the ADS delivery.

EXHIBIT G

FORM OF W-9/W-8BEN

[Insert PDFs from http://www.amstock.com/new/InvestorServices/Forms.aspx]

EXHIBIT H

WIRE TRANSFER INSTRUCTIONS

Payment Request

To: China Distance Education Holdings Limited

Pursuant to your board meeting resolutions dated                      (the “Resolutions”), you will make a special dividend distribution on or about the date of                      to all the shareholders on record as of                     . As two of your shareholders, we hereby request you to pay the said dividend distribution to our account below:

Bank:

Bank Address:

SWIFT Swift Code:

Bank Account Number:

Type of Account:

Account Holder:

Best regards.

Director Signature

/ Company Name (corporate chop

20 /Date: